Exhibit 99.1

NEWS RELEASE	te.com

TE Connectivity delivers 12% sales increase and over 20% EPS growth in fiscal fourth quarter

Delivered strong full-year performance with sales growth of 15% and more than 20% EPS growth

Expects double digit sales growth in fiscal 2027

GALWAY, Ireland – Oct. 28, 2026 – TE Connectivity plc (NYSE: TEL) today reported results for the fiscal fourth quarter and fiscal year ended September 25, 2026.

Fourth Quarter Highlights

●Net sales were a record $5.3 billion, an increase of 12% on a reported basis and 13% organically year over year, driven by strong growth in both the Industrial and Transportation segments.
●Orders of $6.1 billion, an increase of 29% year over year and 6% sequentially.
●GAAP diluted earnings per share (EPS) from continuing operations was $3.10, up 39% year over year. Adjusted EPS was $3.14, an increase of 21% year over year.
●GAAP Operating margin was 21% and adjusted operating margin was 22%, driven by strong operational performance across both segments.
●Cash flow from operating activities was $1.5 billion and free cash flow was $1.2 billion, with approximately $800 million returned to shareholders.

Full Year Highlights

●Company delivered full-year records for sales, orders, operating margin, EPS and cash generation.
●Net sales were $19.9 billion, up 15% on a reported basis and 12% organically, with broad growth across the portfolio due to customer needs for increased data and power connectivity.
●Orders of $22.2 billion, up 27%, supporting expected double-digit sales growth in fiscal 2027.
●GAAP operating margin was 20% and adjusted operating margin was 22%, driven by strong operational performance.

●GAAP EPS was $11.07, an increase of 80%, and adjusted EPS was $11.52, up 24%
●Cash flow from operating activities was $4.5 billion and free cash flow was $3.4 billion.
●Returned approximately $2.8 billion to shareholders and committed $1.6 billion for bolt-on acquisitions in the Industrial segment to broaden the optics and power filtering portfolios.

"Our teams delivered a strong fourth quarter to finish a year in which we set records in sales, earnings and cash generation,” said CEO Terrence Curtin. “Our growth is supported by our strategic positioning of TE around accelerating data and power trends that are driving customer demand for connectivity innovations that are essential to next generation architectures. In our Industrial Solutions segment, which grew 26% in 2026, we continue to benefit from our customers’ AI investments, which create opportunities extending from inside the rack in the data center to the networking edge all the way to the energy grid.

“Entering fiscal 2027, we expect that the strong momentum from 2026 will continue as we are well positioned to keep capitalizing on growth drivers and deliver value for our shareholders. With strong orders across our businesses, we expect first quarter sales to be up mid-teens and to deliver more than 20 percent EPS growth year over year. For the full fiscal year, we expect to deliver organic sales growth that is similar to our strong performance in fiscal 2026.”

First Quarter FY27 Outlook

For the first quarter of fiscal 2027, the company expects sales of approximately $5.35 billion, up 15% on a reported and organic basis year over year. GAAP EPS from continuing operations is expected to be approximately $3.04, an increase of 20% year over year, with adjusted EPS of approximately $3.30, up 21% year over year.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call for investors today beginning at 8:30 a.m. ET. The conference call may be accessed in the following ways:

●	At TE Connectivity’s website: investors.te.com
●	By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (833) 461-5787 and for international callers, the dial-in number is (585) 542-9983; meeting ID: 968971220.
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on October 28.

About TE Connectivity

TE Connectivity plc (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. As a trusted innovation partner, our broad range of connectivity and sensor solutions enable the distribution of power, signal and data to advance next-generation transportation, energy networks, automated factories, data centers enabling artificial intelligence, and more. Our more than 100,000 employees, including 10,000 engineers, work alongside customers in approximately 130 countries. In a world that is racing ahead, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Instagram.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, other income or charges, and certain significant tax items, if any.

•Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, amortization expense on intangible assets, impairment of goodwill, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment.

These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of business interruptions negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict in certain parts of the world; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in TE Connectivity plc’s Annual Report on Form 10-K for the fiscal year ended Sept 26, 2025, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

Contacts:	Media Relations: Eric Mangan TE Connectivity 908-783-6629 Eric.Mangan@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 25,	September 26,	September 25,	September 26,
	2026	2025	2026	2025

	(in millions, except per share data)
Net sales	$5,312	$4,749	$19,885	$17,262
Cost of sales	3,425	3,089	12,679	11,183
Gross margin	1,887	1,660	7,206	6,079
Selling, general, and administrative expenses	518	494	2,124	1,866
Research, development, and engineering expenses	250	227	942	829
Acquisition and integration costs	12	6	32	47
Restructuring and other charges, net	14	17	117	126
Operating income	1,093	916	3,991	3,211
Interest income	23	21	90	83
Interest expense	(31)	(29)	(124)	(77)
Other expense, net	(9)	(11)	(7)	(13)
Income from continuing operations before income taxes	1,076	897	3,950	3,204
Income tax expense	(175)	(233)	(695)	(1,361)
Income from continuing operations	901	664	3,255	1,843
Loss from discontinued operations, net of income taxes	(1)	(1)	(2)	(1)
Net income	$900	$663	$3,253	$1,842

Basic earnings per share:
Income from continuing operations	$3.12	$2.25	$11.15	$6.21
Loss from discontinued operations	—	—	(0.01)	—
Net income	3.11	2.25	11.14	6.20

Diluted earnings per share:
Income from continuing operations	$3.10	$2.23	$11.07	$6.16
Loss from discontinued operations	—	—	(0.01)	—
Net income	3.09	2.22	11.06	6.16

Weighted-average number of shares outstanding:
Basic	289	295	292	297
Diluted	291	298	294	299

TE CONNECTIVITY PLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 25,	September 26,
	2026	2025

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,697	$1,255
Accounts receivable, net of allowance for doubtful accounts of $55 and $44, respectively	3,839	3,403
Inventories	2,962	2,699
Prepaid expenses and other current assets	785	609
Total current assets	9,283	7,966
Property, plant, and equipment, net	4,637	4,312
Goodwill	7,420	7,126
Intangible assets, net	2,031	2,227
Deferred income taxes	2,128	2,507
Other assets	1,173	943
Total assets	$26,672	$25,081
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$502	$852
Accounts payable	2,455	2,021
Accrued and other current liabilities	2,407	2,247
Total current liabilities	5,364	5,120
Long-term debt	5,137	4,842
Long-term pension and postretirement liabilities	625	767
Deferred income taxes	246	198
Income taxes	346	414
Other liabilities	1,231	1,010
Total liabilities	12,949	12,351
Commitments and contingencies
Redeemable noncontrolling interests	150	145
Shareholders' equity:
Preferred shares, $1.00 par value, 2 shares authorized, none outstanding	—	—
Ordinary class A shares, €1.00 par value, 25,000 shares authorized, none outstanding	—	—
Ordinary shares, $0.01 par value, 1,500,000,000 shares authorized, 296,288,773 and 302,889,075 shares issued, respectively	3	3
Accumulated earnings	15,244	13,932
Ordinary shares held in treasury, at cost, 8,788,224 and 8,330,931 shares, respectively	(1,892)	(1,356)
Accumulated other comprehensive income	218	6
Total shareholders' equity	13,573	12,585
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$26,672	$25,081

TE CONNECTIVITY PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 25,	September 26,	September 25,	September 26,
	2026	2025	2026	2025

	(in millions)
Cash flows from operating activities:
Net income	$900	$663	$3,253	$1,842
Loss from discontinued operations, net of income taxes	1	1	2	1
Income from continuing operations	901	664	3,255	1,843
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	275	244	1,033	838
Deferred income taxes	60	166	321	938
Non-cash lease cost	41	39	159	145
Provision for losses on accounts receivable and inventories	10	(4)	71	58
Share-based compensation expense	38	44	168	149
Other	14	20	(37)	80
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(227)	50	(582)	(341)
Inventories	49	139	(316)	(160)
Prepaid expenses and other current assets	54	60	92	91
Accounts payable	162	(8)	595	290
Accrued and other current liabilities	132	41	(108)	(35)
Income taxes	14	(25)	(80)	147
Other	5	(9)	(46)	96
Net cash provided by operating activities	1,528	1,421	4,525	4,139
Cash flows from investing activities:
Capital expenditures	(290)	(271)	(1,122)	(936)
Proceeds from sale of property, plant, and equipment	3	4	9	11
Acquisition of businesses, net of cash acquired	(12)	—	(212)	(2,628)
Other	(3)	(3)	(9)	(15)
Net cash used in investing activities	(302)	(270)	(1,334)	(3,568)
Cash flows from financing activities:
Net increase (decrease) in commercial paper	—	—	100	(255)
Proceeds from issuance of debt	—	—	750	2,231
Repayment of debt	(1)	—	(852)	(580)
Proceeds from exercise of share options	3	81	82	182
Repurchase of ordinary shares	(544)	(437)	(1,892)	(1,347)
Payment of ordinary share dividends to shareholders	(226)	(209)	(869)	(803)
Other	(1)	(1)	(68)	(57)
Net cash used in financing activities	(769)	(566)	(2,749)	(629)
Effect of currency translation on cash	1	(2)	—	(6)
Net increase (decrease) in cash, cash equivalents, and restricted cash	458	583	442	(64)
Cash, cash equivalents, and restricted cash at beginning of period	1,239	672	1,255	1,319
Cash, cash equivalents, and restricted cash at end of period	$1,697	$1,255	$1,697	$1,255

Supplemental cash flow information:
Interest paid on debt, net	$28	$21	$110	$34
Income taxes paid, net of refunds	101	92	454	276

TE CONNECTIVITY PLC

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 25,	September 26,	September 25,	September 26,
	2026	2025	2026	2025

	(in millions)
Net cash provided by operating activities	$1,528	$1,421	$4,525	$4,139
Capital expenditures, net	(287)	(267)	(1,113)	(925)
Free cash flow (1)	$1,241	$1,154	$3,412	$3,214

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Years Ended
	September 25,		September 26,		September 25,		September 26,
	2026		2025		2026		2025

	($ in millions)
	Net Sales		Net Sales		Net Sales		Net Sales
Transportation Solutions	$2,600		$2,413		$10,069		$9,388
Industrial Solutions	2,799		2,336		9,903		7,874
Reconciling item (1)	(87)		—		(87)		—
Total	$5,312		$4,749		$19,885		$17,262

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$521	20.0%	$465	19.3%	$1,969	19.6%	$1,818	19.4%
Industrial Solutions	568	20.3	451	19.3	2,018	20.4	1,393	17.7
Reconciling item (2)	4		—		4		—
Total	$1,093	20.6%	$916	19.3%	$3,991	20.1%	$3,211	18.6%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (3)	Margin (3)	Income (3)	Margin (3)	Income (3)	Margin (3)	Income (3)	Margin (3)
Transportation Solutions	$545	21.0%	$487	20.2%	$2,131	21.2%	$1,963	20.9%
Industrial Solutions	627	22.4	514	22.0	2,235	22.6	1,621	20.6
Reconciling item (2)	4		—		4		—
Total	$1,176	22.1%	$1,001	21.1%	$4,370	22.0%	$3,584	20.8%

(1) Reconciling item relates to IEEPA tariff refunds received in fiscal 2026 that are expected to be returned to customers.
(2) Reconciling item relates to the net impact of IEEPA tariff refunds received in fiscal 2026.
(3) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended September 25, 2026
	versus Net Sales for the Quarter Ended September 26, 2025
	Net Sales		Organic Net Sales		Translation
	Growth (Decline)		Growth (Decline) (1)		and Other (2)	Acquisitions

	($ in millions)
Transportation Solutions:
Automotive	$127	7.0%	$107	5.9%	$20	$—
Commercial transportation	65	17.9	64	17.8	1	—
Sensors	(5)	(2.0)	(4)	(1.7)	(1)	—
Total Transportation Solutions	187	7.7	167	6.9	20	—
Industrial Solutions:
Digital data networks	242	34.2	246	34.4	(4)	—
Automation and connected living	103	17.6	101	17.6	2	—
Energy	55	11.8	54	11.7	1	—
Aerospace, defense, and marine	61	15.2	63	16.0	(2)	—
Medical	2	1.1	3	1.3	(1)	—
Total Industrial Solutions	463	19.8	467	20.0	(4)	—
Reconciling item (3)	(87)		—		(87)	—
Total	$563	11.9%	$634	13.4%	$(71)	$—

	Change in Net Sales for the Year Ended September 25, 2026
	versus Net Sales for the Year Ended September 26, 2025
	Net Sales		Organic Net Sales		Translation
	Growth (Decline)		Growth (Decline) (1)		and Other (2)	Acquisitions

	($ in millions)
Transportation Solutions:
Automotive	$417	5.9%	$212	3.0%	$205	$—
Commercial transportation	264	19.3	233	17.1	31	—
Sensors	—	—	(22)	(2.4)	22	—
Total Transportation Solutions	681	7.3	423	4.5	258	—
Industrial Solutions:
Digital data networks	975	44.2	961	43.5	14	—
Automation and connected living	333	15.5	281	13.1	51	1
Energy	543	40.4	243	18.1	29	271
Aerospace, defense, and marine	187	12.6	163	11.0	24	—
Medical	(9)	(1.3)	(9)	(1.3)	—	—
Total Industrial Solutions	2,029	25.8	1,639	20.8	118	272
Reconciling item (3)	(87)		—		(87)	—
Total	$2,623	15.2%	$2,062	11.9%	$289	$272

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates and IEEPA tariff refunds.
(3) Reconciling item relates to IEEPA tariff refunds received in fiscal 2026 that are expected to be returned to customers.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 25, 2026

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$521	$1	$5	$18	$—	$545
Industrial Solutions	568	11	9	39	—	627
Reconciling item (4)	4	—	—	—	—	4
Total	$1,093	$12	$14	$57	$—	$1,176

Operating margin	20.6%					22.1%

Income tax expense	$(175)	$(2)	$2	$(11)	$(59)	$(245)

Effective tax rate	16.3%					21.1%

Income from continuing operations	$901	$10	$16	$46	$(59)	$914

Diluted earnings per share from continuing operations	$3.10	$0.03	$0.05	$0.16	$(0.20)	$3.14

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Represents a $59 million income tax benefit related to a decrease in the valuation allowance for certain tax loss and credit carryforwards.
(3) See description of non-GAAP financial measures.
(4) Reconciling item relates to the net impact of IEEPA tariff refunds received in fiscal 2026.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 26, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$465	$—	$3	$19	$—	$487
Industrial Solutions	451	10	14	39	—	514
Total	$916	$10	$17	$58	$—	$1,001

Operating margin	19.3%					21.1%

Income tax expense	$(233)	$(2)	$6	$(11)	$31	$(209)

Effective tax rate	26.0%					21.3%

Income from continuing operations	$664	$8	$23	$47	$31	$773

Diluted earnings per share from continuing operations	$2.23	$0.03	$0.08	$0.16	$0.10	$2.59

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Represents income tax expense of $44 million related to an increase in the valuation allowance for certain U.S. tax loss and credit carryforwards and an income tax benefit of $13 million related to the revaluation of deferred tax liabilities as a result of a decrease in the corporate tax rate in a non-U.S. jurisdiction.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 25, 2026

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,969	$2	$89	$71	$—	$2,131
Industrial Solutions	2,018	33	28	156	—	2,235
Reconciling item (4)	4	—	—	—	—	4
Total	$3,991	$35	$117	$227	$—	$4,370

Operating margin	20.1%					22.0%

Income tax expense	$(695)	$(7)	$(21)	$(45)	$(173)	$(941)

Effective tax rate	17.6%					21.7%

Income from continuing operations	$3,255	$28	$96	$182	$(173)	$3,388

Diluted earnings per share from continuing operations	$11.07	$0.10	$0.33	$0.62	$(0.59)	$11.52

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Represents a $114 million net income tax benefit related primarily to the settlement of prior period tax matters and a $59 million income tax benefit related to a decrease in the valuation allowance for certain tax loss and credit carryforwards.

(3) See description of non-GAAP financial measures.
(4) Reconciling item relates to the net impact of IEEPA tariff refunds received in fiscal 2026.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 26, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,818	$—	$75	$70	$—	$1,963
Industrial Solutions	1,393	57	51	120	—	1,621
Total	$3,211	$57	$126	$190	$—	$3,584

Operating margin	18.6%					20.8%

Income tax expense	$(1,361)	$(12)	$(13)	$(37)	$618	$(805)

Effective tax rate	42.5%					22.5%

Income from continuing operations	$1,843	$45	$113	$153	$618	$2,772

Diluted earnings per share from continuing operations	$6.16	$0.15	$0.38	$0.51	$2.07	$9.27

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Represents income tax expense of $574 million related to a net increase in the valuation allowance for certain deferred tax assets associated with a ten-year tax credit obtained by a Swiss subsidiary in fiscal 2024 as well as income tax expense of $44 million related to an increase in the valuation allowance for certain U.S. tax loss and credit carryforwards.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 26, 2025

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Amortization	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Expense (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$501	$—	$4	$18	$523
Industrial Solutions	462	6	6	39	513
Total	$963	$6	$10	$57	$1,036

Operating margin	20.6%				22.2%

Income tax expense	$(210)	$(1)	$(3)	$(11)	$(225)

Effective tax rate	21.9%				21.8%

Income from continuing operations	$751	$5	$7	$46	$809

Diluted earnings per share from continuing operations	$2.53	$0.02	$0.02	$0.15	$2.72

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY PLC

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of October 28, 2026

(UNAUDITED)

Outlook for
Quarter Ending
December 25,
2026
Diluted earnings per share from continuing operations	$3.04
Acquisition-related charges	0.06
Restructuring and other charges, net	0.05
Amortization expense	0.15
Adjusted diluted earnings per share from continuing operations (1)	$3.30

Net sales growth	14.6%
Translation and other (2)	0.7
(Acquisitions) divestitures, net	—
Organic net sales growth (1)	15.3%

(1) See description of non-GAAP financial measures.
(2) Includes IEEPA tariff refunds expected to be received in fiscal 2027 and returned to customers.